EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                         ALL PRODUCT DISTRIBUTION CORP.

         The  undersigned,  desiring to form a corporation  (the  "Corporation")
under  the  laws  of  Florida,   hereby   adopts  the   following   Articles  of
Incorporation:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation is ALL PRODUCT DISTRIBUTION CORP.

                                   ARTICLE II
                                     PURPOSE

         The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                                     SHARES

         The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

         The initial address of the principal place of business of this corporation in the State of Florida shall be 1428 Brickell Avenue, 8th Floor, Miami, FL 33131. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

         The number of persons constituting the initial Board of Directors shall be 1. The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws. The name and addresses of the initial Board of Directors and officers are as follows:

         Yarek Bartosz                            President/Secretary/Director
         9521-21 Street S.E.
         Calgary, Alberta T2C 4B1

                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

         Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act nothwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

         9.1 Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

     9.2 Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

     9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

     9.4 Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XI
                                   SUBSCRIBER

         The  name  and  address  of  the  person   signing  these  Articles  of
Incorporation as subscriber is:

         Eric P. Littman
         8th Floor
         1428 Brickell Avenue
         Miami, FL 33131

                                   ARTICLE XII
                                    CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                  ARTICLE XIII
                                 RESIDENT AGENT

         The name and address of the initial resident agent of this corporation is:

         Eric P. Littman
         1428 Brickell Avenue
         8th Floor
         Miami, FL 33131

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation on this July 7, 1997.




                                                        /s/ Eric P. Littman /s/
                                                      -----------------------
                                                    Eric P. Littman, Subscriber

Subscribed and Sworn on July 7, 1997 Before me:

/s/ Isabel Cantera /s/
Isabel Cantera, Notary Public

My Commission Expires:     /s/ Isabel J. Cantera
                                    MY COMMISSION # CC 429309
                                    EXPIRES: February 25, 1999
                                    Bonded Thru Notary Public Underwriters

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                         ALL PRODUCT DISTRIBUTION CORP.

         Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:  Amendment adopted:

Article I is hereby amended to read as follows:

         The name of this corporation is Phage Therapeutics International Inc.

SECOND:  There is no change to the capital of the corporation.

THIRD:  This amendment was adopted on July 29, 1998.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 29th day of July, 1998.


/s/ Ricardo Requena /s/
Ricardo Requena, President

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                     PHAGE THERAPEUTICS INTERNATIONAL, INC.

         Pursuant to the provisions of sections 607.10025 and 607.1006, Florida Statutes, this Florida profit corporation adopts the following certificate of amendment to its articles of incorporation to decrease the issued and outstanding capital of the corporation as set forth below:

8) The resolution to increase the capital and change the name of the corporation was adopted by the board of directors on March 12, 1999.

9) The outstanding capital of the corporation is decreased by consolidating each 4 common shares into 1 share thereby decreasing the issued and outstanding capital of 10,113,500 common shares, par value $0.001 to approximately 2,528,375 common shares issued and outstanding.

10) The authorized capital and par value remains 50,000,000 common shares, par value $0.001.

11) The amendments were approved by the shareholders. The number of votes cast for the amendments was sufficient for approval.

Signed this 15th day of March, 1999.


/s/ Darren Pylot /s/
Darren Pylot, President